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                         New Jersey Department of State
                        Division of Commercial Recording
                        Certificate of Amendment to the
                          Certificate of Incorporation

          Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation (the "Corporation") executes the following Certificate of Amendment to its Certificate of Incorporation:

1.   The name of the Corporation is Atlantic Science and Technology Corporation.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the sole shareholder of the Corporation, acting without a meeting by written consent pursuant to
     Section 14A:5-6, Corporations, General, of the New Jersey Statues on the 8th day of July 2002:

     Resolved, that Article First of the Certificate of Incorporation be amended to read as follows:

          "FIRST: The name of the Corporation is L-3 Communications Atlantic Science and Technology Corporation."

3. The number of shares outstanding at the time of the adoption of the amendment was 2,500. The total number of shares entitled to vote thereon was 2,500.

4.   The number of shares voting for and against such amendment is as follows:

Number of Shares Voting for Amendment  Number of Shares Voting Against Amendment
-------------------------------------  -----------------------------------------

                2,500                                     0


                                        ATLANTIC SCIENCE AND
                                        TECHNOLOGY CORPORATION


                                        By: /s/ Christopher Cambria
                                            -----------------------------------
                                            Name:  Christopher C. Cambria
                                            Title: Vice President and
                                                   Secretary

Dated this 9th day of July, 2002

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                          CERTIFICATE OF INCORPORATION

                                       OF

                   ATLANTIC SCIENCE AND TECHNOLOGY CORPORATION


TO:  THE SECRETARY OF STATE

     State of New Jersey

         THE UNDERSIGNED, being of full age, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of
Incorporation:

     FIRST:  The name of the corporation is:
             ATLANTIC SCIENCE AND TECHNOLOGY CORPORATION

     SECOND: The purpose or purposes for which the corporation is organized are:
To engage in any activity within the purposes for which corporations may be organized under the provisions of the New Jersey Business Corporation Act.

     THIRD: The aggregate number of shares which the corporation shall have authority to issue is: Two Thousand Five Hundred (2,500) shares without par value.

     FOURTH: The address of the corporation's initial registered office is: 4 Kings Highway East, Haddonfield, New Jersey 08033 and the name of the corporation's initial registered agent at such address is: Robert S. Lewis, Esquire.

     FIFTH: The number of directors constituting the initial Board of Directors shall be three and the names and addresses of the directors are as follows:

     NAME                                ADDRESS
     ----                                -------
Charles LaGrossa                    116 Saddlebrook Court
                                    Cherry Hill, N. J. 08003

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Louis F. DiTomasso                  3 Holly Oak Court
                                    Voorhees, N. J. 08043

Bernard DiAnnuntis                  16 Greenbriar Drive
                                    Marmora, N. J. 08223

     SIXTH: The names and addresses of the incorporators are as follows:

     NAME                                ADDRESS
     ----                                -------

R. W. Worthington                   411 Park Avenue
                                    Collingswood, N. J. 08108


     IN WITNESS WHEREOF, the undersigned, the incorporator of the above named corporation, has signed the Certificate of Incorporation on the 25th day of July, 1984.


                                               /s/  R. W. Worthington
                                               ---------------------------------
                                               R. W. WORTHINGTON


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